Waiver and Mutual Release Agreement
This Waiver and Mutual Release Agreement (“Release”), dated as of October 15, 2015 is entered into by and between NorthWestern Corporation, d/b/a, NorthWestern Energy, a Delaware corporation with its principal place of business located at 3010 West 69th Street, Sioux Falls, South Dakota, 57108, its current or former officers, agents, directors, employees, predecessors, successors, subsidiaries, insurers, parents and/or affiliated companies, divisions, business units, related companies, joint ventures, partners, insurers, and assigns (“NorthWestern” or “Company”) and Kendall Kliewer (“Kliewer” or “You”), a South Dakota resident, to settle all issues in connection with the separation of Kliewer’s employment relationship with the Company. NorthWestern and Kliewer are collectively referred to herein as the “Parties.”
NOW, THEREFORE, in consideration of the foregoing premises and further in consideration of the mutual covenants, conditions, and agreements contained in this Release and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    Beginning October 19, 2015 and continuing through January 1, 2016, Kliewer shall remain employed by NorthWestern Corporation and shall be immediately reassigned as an Accounting Consultant to the Finance Department. During this above described employment period, he shall continue to receive his regular salary and benefits, and shall perform such duties as may be assigned to him from time-to-time by NorthWestern Corporation. Kliewer agrees that, as partial consideration for the payments made under this Waiver and Mutual Release Agreement, he will provide information and assistance, upon request, to NorthWestern’s Vice President and CFO and its Vice President and Controller with respect to NorthWestern’s 2015 10K, specifically to ensure a smooth transition. The parties agree, consent and stipulate that Kliewer’s employment with NorthWestern Corporation shall terminate, conclude and end, effective January 1, 2016.

2.    Benefits Payable. In exchange for his execution of this Release, Kliewer will receive:

a.
A separation payment of Two Hundred Sixty-Two Thousand Seven Hundred Sixteen and no cents ($262,716.00), less all applicable taxes and deductions to be withheld, which amount will be paid in one lump sum at the conclusion of the next regularly scheduled payroll cycle occurring no less than seven (7) days and no more than fifteen (15) business days after Kliewer’s employment terminates. Additionally, in his last regularly scheduled payroll check, Kliewer shall receive his accrued, but unused, paid time off. The separation payment equals one year’s salary, plus an additional Twelve Thousand Dollars ($12,000.00), which could be used for outplacement purposes.

b.
A 2015 incentive award in accordance with the terms of the 2015 Annual Incentive Plan, and paid at the same time as other participants in the Plan are paid, but in any event, no later than March 15, 2016. Such award will be calculated assuming a personal performance factor of one hundred percent (100%) and an individual performance rating of at least “meets expectations”. Such an award may be subject to taxes.

c.
A 2013 Long-Term Incentive payment if approved in accordance with the terms of the 2013 Long-Term Incentive Program if Kliewer remains an employee per the terms of this agreement through January 1, 2016.

d.
COBRA continuation premiums, for the twelve (12) month period starting February 1, 2016 and continuing until January 31, 2017, reimbursement from NorthWestern for COBRA premiums which Kliewer shall first pay. Reimbursement will be made by NorthWestern in the first regularly scheduled pay period of each applicable month following receipt of such payment by Kliewer, less all applicable taxes. Notwithstanding the foregoing, Kliewer will no longer be entitled to such reimbursement of COBRA premiums under this Release if he becomes eligible for medical coverage under another employer’s group medical plan, including that of a spouse or domestic partner, as of the date of such eligibility for medical coverage.

Kliewer will retain such interests as he may have as a former employee of NorthWestern in any NorthWestern benefit plans, including, but not limited to, any pension or 401(k) plans. Kliewer shall further retain such rights as he may have to elect to continue certain medical and other benefits under COBRA and comparable state laws or as a retiree.
2.    Employment Separation. Kliewer’s last date of employment is January 1, 2016 (the “Separation Date”). Kliewer agrees and represents that he is voluntarily resigning his employment with NorthWestern as of the Separation Date by signing this Release. As Kliewer is voluntarily resigning his employment by his signing this Release, he specifically acknowledges and agrees that he is not entitled to any compensation or benefits under NorthWestern’s 2008 Key Employee Severance Plan, NorthWestern 2008 All Employee Severance Plan, or any NorthWestern severance plan. Further, in consideration of the mutual promises between NorthWestern and Kliewer under this Release, Kliewer acknowledges and agrees that he is releasing and waiving any rights he may hold under NorthWestern’s 2008 Key Employee Severance Plan, NorthWestern’s 2008 All Employee Severance Plan, and all other employee severance plans sponsored by NorthWestern. Commencing with the Separation Date, Kliewer shall cease to be an employee of NorthWestern for any purpose. The payment of compensation in connection with this Release shall be payments to a former employee.

3.    Claims Released. In exchange for the consideration granted to him by and through this Release, Kliewer, for himself and for his heirs, executors, administrators, successors, assigns, and trustees, irrevocably and unconditionally covenants not to sue and releases NorthWestern; its current, former, and future parent, subsidiary, and related companies; its current and former directors, trustees, officers, employees, agents, attorneys, successors, and assigns; and all persons acting by, through, under, or in concert with any of them (the “Released Parties”) from all actions, causes of action, suits, debts, charges, complaints, claims, obligations, promises, contracts, agreements, controversies, damages, judgments, rights, costs, losses, expenses, liabilities, and demands of any nature, whether known or unknown, whether actual or potential, whether specifically mentioned herein or not, in law or equity, whether statutory or common law, whether federal, state, local, or otherwise, as a result of any act that has occurred, including, without limitation, any claim that Kliewer may have arising out of or related to his employment with or separation from NorthWestern (“Claims”).
Kliewer is releasing the following claims which include, without limitation, claims under his original employment terms, which are canceled as of the Separation Date with no further benefits or payments to be provided thereunder: any and all claims under the WARN Act, as amended; any and all claims of wrongful discharge or breach of contract; any and all claims for equitable estoppel, except as provided in Section 1 above; any and all claims for employee benefits, including, but not limited to, any and all claims under the Employee Retirement Income Security Act of 1974, as amended; any and all claims of employment discrimination on any basis, including, but not limited to, any and all claims under Title VII of the Civil Rights Act of 1964, as amended, under the Age Discrimination in Employment Act of 1967, as amended, under the Older Worker’s Benefit Protection Act, under the Civil Rights Act of 1866, 42 U.S.C. § 1981, under the Civil Rights Act of 1991, as amended, under the Americans with Disabilities Act of 1990, as amended, under the Family and Medical Leave Act of 1993, under the Immigration Reform and Control Act of 1986, as amended; any and all claims under the Fair Labor Standards Act, as amended, 29 U.S.C. § 201, et seq.; the Wrongful Discharge from Employment Act, 39-2-901, et seq., MCA, any and all claims under any federal, state, or local law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith, including 27-1-221, MCA, or any federal, state, or local laws prohibiting employment discrimination, such as in the States of South Dakota and Montana; any and all claims under any federal, state, or local labor law, civil rights law, fair employment practices law, or human rights law; any and all claims of slander, libel, defamation, invasion of privacy, intentional or negligent infliction of emotional distress, intentional or negligent misrepresentation, fraud, or prima facie tort; and any and all claims for injunctive or declaratory relief or for monetary recovery, including, but not limited to, back pay, front pay, liquidated, compensatory, and punitive damages, and attorney fees, expert fees, disbursements, and costs against the Released Parties that Kliewer ever had, now has, or hereafter can, shall, or may have for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time to the date of Kliewer’s execution of this Release.
Kliewer agrees and acknowledges that NorthWestern has previously paid all sums owed to him including, but not limited to, wages, salary, bonuses, commissions, overtime, business expenses, allowances, vacation pay, holiday pay, sick pay, and other benefits and perquisites as a result of his employment with NorthWestern. Kliewer further acknowledges that the separation payment described herein is in addition to any payment, benefit, or other thing of value to which he would be entitled under any policy, plan, or procedure of NorthWestern. Kliewer also expressly waives any right or claim that he may have or may assert to payment for salary, wages, back pay, front pay, interest, bonuses, damages, accrued vacation, accrued sick leave, accrued personal leave, medical, dental, optical or hospitalization benefits, pension plan contributions, thrift savings plan contributions or benefits, education benefits, life insurance benefits, overtime, compensatory time, outplacement, settlement pay, attorneys’ fees, disbursements, and/or costs.
Kliewer agrees that he has no plans, basis, or intent to file or initiate, and that he will never file or initiate, any lawsuit, complaint, or claim against the released parties. Kliewer represents that he has not filed any administrative charge of discrimination to-date against any of the released parties. However, notwithstanding any other provision herein, Kliewer acknowledges that this waiver of claims only applies to claims he is legally permitted to release and, as such, does not preclude him from filing a charge of discrimination against the released parties, though he agrees that he will not be able to recover and will not seek to recover any damages if he does file such a charge, or if he has filed such a charge. Kliewer agrees that in the event any claim, suit, or action would be commenced against NorthWestern arising out of any charge, claim or cause of action of any nature whatsoever, known or unknown, including, but not limited to, claims, suits, or actions relating to Kliewer’s employment with or separation of employment from NorthWestern, through the date this Release is signed, this Release shall constitute a complete defense against any such claims, suits, or actions so commenced.
Notwithstanding any provision to the contrary, this subsection shall not apply to the following: (a) challenges to the portions of the Release relating to the ADEA or state law claims of age discrimination, to the extent, if any, prohibited by applicable law; (b) claims to enforce Kliewer’s rights under this Release; (c) claims that cannot legally be released by private agreement under applicable law; (d) claims by Kliewer for benefits under benefit plans in which he maintains an interest as a former employee of NorthWestern and which he has not expressly released herein; and (e) all rights and claims of contribution and indemnification Kliewer may have whether under this Release, under NorthWestern’s Bylaws, by common law, by statute, or otherwise; and (f) all rights or claims Kliewer may have under any policies of directors and officers liability insurance.
NorthWestern hereby releases Kliewer and his heirs, successors, or assigns from all actions, causes of action, suits, debts, charges, complaints, claims, obligations, promises, contracts, agreements, controversies, damages, judgments, rights, costs, losses, expenses, attorney fees, liabilities, and demands of any nature, whether known or unknown, whether actual or potential, whether specifically mentioned herein or not, in law or equity, whether statutory or common law, whether federal, state, local, or otherwise, as a result of any act that has occurred (all hereinafter referred to as “NorthWestern Claims”). NorthWestern will never file any lawsuit, complaint, or claim against Kliewer based on any NorthWestern Claims. Notwithstanding any provision to the contrary, this subsection shall not apply to (a) claims to enforce NorthWestern’s rights under this Release or (b) claims that Kliewer has committed or engaged in fraud, willful misconduct, or criminal activity.

4.    Future Employment with NorthWestern. Kliewer further acknowledges, warrants, and agrees that in the event he does apply for employment with NorthWestern, but is not hired, he has made no claim and taken no action, at or prior to the time he signs this Release, upon which he could base any claim, allegation, or assertion that a failure to re-employ him at some future date is an act of retaliation based upon protected conduct during his employment with NorthWestern or protected conduct in which he engaged before signing this Release.

5.    No Admission of Liability. This Release is not an admission of guilt or wrongdoing by any released party. Kliewer agrees and acknowledges that he has not suffered any age or other form of discrimination or wrongful treatment by any released party.

6.    Consideration of Release. NorthWestern has advised Kliewer to take this Release home, read it, and carefully consider all of its terms before signing it. NorthWestern has offered Kliewer a period of up to twenty-one (21) days (“Consideration Period”) in which to consider this Release before signing or refusing to sign it. Kliewer may choose to sign the Release before the expiration of the Consideration Period, but this is his option, and he acknowledges that NorthWestern has done nothing to encourage any execution of this Release before the expiration of the Consideration Period. Kliewer waives any right he may have to additional time beyond the Consideration Period within which to consider this Release. Kliewer understands that he has seven (7) days after signing this Release to revoke it. If Kliewer chooses to revoke this Release, Kliewer agrees to provide such revocation in writing, accompanied by a return to NorthWestern of any sums he received pursuant to this Release, to be received by NorthWestern’s General Counsel by the end of the seven (7) day period. Kliewer acknowledges and agrees that NorthWestern has advised Kliewer, in writing, to discuss this Release with his own attorney (at his own expense) before signing it, if Kliewer wishes to do so. Kliewer warrants he has carefully read this Release, he fully understands what it means, and he is entering into it voluntarily. Kliewer is receiving valuable consideration in exchange for his execution of this Release that he would not otherwise be entitled to receive.

7.    Company Property. Kliewer warrants and represents that he has returned or will return to NorthWestern, by January 1, 2016, all files, memoranda, documents, records, copies of the foregoing, credit cards, keys or key cards, and any other property of NorthWestern or its affiliates in his possession, except that Kliewer will be allowed to keep his laptop and iPhone as long as he removes any proprietary company records (and returns such to the Company) from both by January 1, 2016.

8.    False Claims Representations and Promises. Kliewer has disclosed to NorthWestern any information he has concerning any conduct involving NorthWestern or any affiliate that he has any reason to believe may be unlawful or that involves any false claims to the United States. Kliewer promises to cooperate fully in any investigation NorthWestern or any affiliate undertakes into matters occurring during his employment with NorthWestern or any affiliate. Kliewer understands that nothing in this Release prevents him from cooperating with any United States government investigation. In addition, to the fullest extent permitted by law, Kliewer hereby irrevocably assigns to the United States government any right he may have to any proceeds or awards in connection with any false claims proceedings against NorthWestern or any affiliate.

9.    Nondisclosure, Use, and Return of Proprietary Information. NorthWestern and Kliewer agree that during his employment with NorthWestern, Kliewer has received and become acquainted with confidential, proprietary, and trade secret information of NorthWestern, including, but not limited to, information regarding NorthWestern business programs, plans, and strategies; finances; customers and prospective customers; suppliers and vendors; marketing plans and results; personnel matters regarding NorthWestern employees, officers, directors, and owners; manners of operation and services provided; negotiating positions and strategies; legal arguments, theories, claims, investigations, and audits; or information regarding the operation and business of NorthWestern. Kliewer acknowledges that such information has been developed or acquired by NorthWestern through the expenditure of substantial time, effort, and money that such information provides NorthWestern with strategic and business advantages over others who do not know or use such information, and that NorthWestern has implemented specific policies and practices to keep such information secret. This does not preclude Kliewer from making statements that are required by valid legal process, applicable law, or a regulatory agency with jurisdiction over him.
The Company agrees that Kliewer has not, to date, and Kliewer agrees that he will not, at any time thereafter, directly or indirectly:

a.
Use for his own purpose or for the benefit of any person or entity other than NorthWestern, or otherwise disclose or permit others to obtain access to, any proprietary or confidential information unless such disclosure has been authorized in writing by NorthWestern or is otherwise required by law. Information or material that is not novel or copyrighted or patented may nonetheless be proprietary information. Proprietary information shall not include any information that is or becomes generally known to the industries in which NorthWestern competes through sources independent of NorthWestern or Kliewer or through authorized publication by NorthWestern to persons other than NorthWestern employees. Nothing about this section will be interpreted as prohibiting Kliewer from using his generalized knowledge of and expertise in the utilities industry in future employment settings.

b.
Except as required by law, give or disclose any records containing confidential information or material to, or permit any inspection or copying of such records by, any individual or entity other than in the authorized course and scope of such individual’s or entity’s employment or retention by NorthWestern. In addition, Kliewer warrants and represents that he has returned to NorthWestern all such records upon resignation or separation hereunder and shall not use or retain any such records thereafter. Records subject to this subsection shall include, but not be limited to, all correspondence, memoranda, files, analyses, studies, reports, notes, documents, manuals, books, lists, financial records, operating records, marketing records, computer software, magnetic tape, or electronic or other media or equipment of any kind that may be in Kliewer’s possession or under his control or accessible to him which contains or may be derived from proprietary or confidential information covered by this section. All such records are and will remain the sole property of NorthWestern.

10.    Non-Disparagement. NorthWestern and Kliewer agree that neither NorthWestern nor Kliewer will make any disparaging statements to any third parties concerning the other. Disparaging statements are defined as any statements, whether expressed as fact or opinion, that a reasonable person would consider to impugn or call into question in a negative manner the business or personal ethics, reputation, character or integrity of a person, entity, or its officers, employees, or agents, or impugn or call into question in a negative manner the quality of the products, services or practices of the person or entity. Kliewer further agrees that he will not disparage NorthWestern’s business capabilities, products, plans, legal staff, or senior management. NorthWestern agrees that it will refrain from making any disparaging statements about Kliewer or his performance during his employment with NorthWestern. Notwithstanding this agreement, Kliewer, and NorthWestern may make any truthful statements which they are required to make by valid legal process. For purposes of this provision, “NorthWestern” includes the company, itself, any member of its Board of Directors, and any member of NorthWestern’s accounting, finance, legal, and human resources departments, or executive team.

11.    Consequences of Violating Promises. In addition to any other remedies or relief that may be available, upon any breach of this Release (for this purpose, a breach will include proof that a representation was false when made), the breaching party agrees to pay the reasonable attorney fees and any damages the non-breaching party incurs as a result of such breach (such as by suing a released party over a released claim). Kliewer further agrees that NorthWestern could be irreparably harmed by any actual or threatened violation of Sections Eight (8), Nine (9) and Ten (10) of this Release, and that NorthWestern will be entitled to injunctive and or declaratory relief prohibiting Kliewer from committing any such violation.

12.    Successors, Assigns, and Non-Assignment of Claims. This Release shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives, and assigns. However, neither this Release nor any right or interest hereunder shall be assignable by Kliewer, Kliewer’s beneficiaries, nor his legal representatives, except as provided by law or pursuant to referenced benefit policy documents. Kliewer further represents and warrants that he has not sold, assigned, transferred, conveyed, encumbered, or otherwise disposed of to any third-party, by operation of law or otherwise, any action, cause of action, suit, debt, obligation, account, contract, agreement, covenant, guarantee, controversy, judgment, damage, claim, counterclaim, liability, or demand of any nature whatsoever relating to any matter covered by this Release. Kliewer further represents and warrants that he has not filed for bankruptcy, and he has the legal capacity and authority to enter into this Release.

13.    Severability and Reformation. The provisions and clauses of this Release are severable. If any provision or clause of this Release shall be determined to be invalid, illegal, or unenforceable, in whole or in part, neither the validity of the remaining parts of such provision or clause nor the validity of any other provision or clause of this Release shall in any way be affected thereby. In lieu of such invalid, illegal, or unenforceable provision or clause, there shall be added automatically as part of this Release a provision or clause as similar in terms to such invalid, illegal, or unenforceable provision or clause as may be possible and be valid, legal, and enforceable. Each party also agrees that, without receiving further consideration, it will sign and deliver such documents and do anything else necessary in the future to make the provisions and clauses of this Release effective.

14.    Taxes. Kliewer understands that NorthWestern will withhold applicable income and payroll taxes. Kliewer understands that he will be responsible for paying any additional taxes that may become due on any of the payments provided herein. Kliewer agrees and acknowledges that all tax liability and reporting obligations for all payments made pursuant to this Release are made with the understanding that Kliewer shall be solely responsible for payment of any and all taxes due on the amounts payable under this Release, with the exception of NorthWestern’s share of FICA taxes. If Kliewer fails to pay any taxes due and owing on any of the payments, or any taxing authority alleges that Kliewer has failed to do so, or that NorthWestern is responsible for the payment of these taxes, for any reason, except to the extent that NorthWestern was responsible for the error (for example, an error in withholding), Kliewer agrees to be fully responsible for any required payments, judgments or orders, fines, penalties, and interest, and that he will hold harmless and indemnify NorthWestern, including, but not limited to, the satisfaction of payments, judgments, orders, fines, penalties, and interest, in the payment of NorthWestern’s defense by counsel of its choice in such proceedings. The taxability of the amounts contained herein shall not affect the validity of this Release.

15.    Governing Law and Jurisdiction. This Release shall be governed by and construed in accordance with the laws of the State of South Dakota without reference to any potentially contrary conflict of laws principles. The parties also hereby irrevocably and unconditionally submit to the jurisdiction of the South Dakota Circuit Court for the Second Judicial Circuit for the State of South Dakota and the appropriate appellate court from that Circuit Court in any suit, action, or proceeding arising out of or relating to this Release, or for recognition or enforcement of any judgment resulting from any such suit, action, or proceeding; and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action, or proceeding may be heard and determined in that South Dakota state court.
Notwithstanding this consent to jurisdiction and venue, NorthWestern and Kliewer agree to resolve any claims that may arise between them through final and binding arbitration in accordance with the then current arbitration rules and procedures for disputes governing arbitrations administered by the Judicial Arbitration and Mediation Service (JAMS), although it need not be administered or conducted by JAMS. A party may commence arbitration by providing the other party a written request for arbitration, identifying the subject of the dispute and the relief requested. The parties agree that any such arbitration shall take place within the state of South Dakota, the parties shall bear their own attorneys’ fees and expenses, and the parties shall equally bear the arbitrator’s fees, unless the arbitrator’s ultimate award includes a grant of attorneys’ fees, costs, or expenses, including the arbitrator’s fees, to either party. Nothing contained herein shall limit NorthWestern’s or Kliewer’s right to obtain injunctive relief in a court of law or in aid of arbitration to enforce the provisions of this Release.

16.    Further Assurances. Each party agrees to take all further actions and to execute and deliver all further documents and instruments that are reasonably necessary or appropriate in order to effectuate the purposes of this Release and the transactions contemplated hereby.

17.    Waiver. Any failure by a party hereto to comply with any obligation, agreement, or condition contained herein may only be waived in a writing executed by the party granting the waiver; but such waiver or failure to insist upon strict compliance with such obligation, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, such failure or any subsequent or other failure. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

18.    Entire Agreement. This Release sets forth all and the entire agreements and understandings of the parties relating to the subject matter hereof and supersedes all prior agreements and arrangements, written or oral, relating to the subject matter hereof.

19.    Amendment. This Release may be amended only by a written instrument executed by both of the parties hereto.

20.    Notice. Any notice required or permitted by this Release shall be in writing and shall be deemed delivered when delivered personally or by overnight courier or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid and addressed to the party to be notified at such party’s address set forth on the signature page hereto, as appropriate, which address may be subsequently modified by a written notice delivered in accordance with this section. The notices required under Section 6 above, however, must be received by the receiving party within the time frames designated in Section 6.

21.    Counterparts. This Release may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same agreement.

Take this Release home, read it, and carefully consider all of its provisions before signing it. It includes a release of known and unknown claims. If you wish, you should take advantage of the full Consideration Period afforded by Section Six (6) of this Release, and you should consult your own attorney of your selection. This consultation would be at your own expense.

By signing this Release, you acknowledge that you have read this Release in its entirety, that you understand its terms, and that you are entering into this agreement and signing this Release knowingly and voluntarily.

Kendall Kliewer /s/ Kendall Kliewer 4510 South River Oaks Drive Sioux Falls, SD 57105 Date: 10/15/15	NorthWestern Corporation d/b/a NorthWestern Energy By: /s/ Bobbi S. Schroeppel Its: Vice President of Human Resources 3010 West 69th Street Sioux Falls, SD 57108 Facsimile: (605) 978-2910 Date: 10/15/2015